UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THE JAPAN EQUITY FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Japan Equity Fund, Inc.

c/o Aberdeen Asset Management Inc.
1735 Market Street, 32nd Floor
Philadelphia, Pennsylvania 19103
(866)-839-5205

November [•], 2013

Dear Stockholders:

A Special Meeting (the “Meeting”) of Stockholders of The Japan Equity Fund, Inc. (the “Fund”) will be held on Thursday, December 19, 2013, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, at 10:00 a.m., New York time.  A Notice and Proxy Statement regarding the Meeting, proxy card for your vote at the Meeting, and a postage prepaid envelope in which to return your proxy card are enclosed.  The Notice and Proxy Statement regarding the Meeting are also available over the internet at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14193.

At the Meeting, the Fund’s stockholders will be asked to consider and vote on a proposal (the “Proposal”) to approve a new investment management agreement (the “Proposed Agreement”) between the Fund and Aberdeen Asset Management Asia Limited (“Aberdeen”).  In addition, the stockholders who are present at the Meeting will hear an investment report on the Fund and will have an opportunity to discuss matters of interest to them.

As discussed in more detail in the enclosed Proxy Statement, the Board of Directors of the Fund (the “Board”), after deliberations over the past several months, has approved the Proposed Agreement between the Fund and Aberdeen.  Following several recent changes at the Fund’s current investment manager, Daiwa SB Investments (USA) Ltd. (the “Existing Investment Manager”), and at an affiliate of the Existing Investment Manager that provided services to the Fund, the Board decided to review the continued retention of the Existing Investment Manager.  In this connection, the Board received and considered information about other potential investment managers by a consultant on retainer.  After considering alternatives and conducting an analysis of the capabilities and credentials of Aberdeen, the Board approved the Proposed Agreement between the Fund and Aberdeen, subject to stockholder approval. Accordingly, you are being asked to approve the Proposed Agreement with Aberdeen.

•                                          The Proposed Agreement will not have any effect on the number of Fund shares you own or the value of those Fund shares.

•                                          The current contractual management fee rates will not increase under the Proposed Agreement.

The Proposed Agreement is not expected to result in any changes in the investment objective or investment policies of the Fund.  The will be managed in accordance with Aberdeen’s equity investment process, which is described further in the enclosed Proxy Statement.

If you will not be able to attend the Meeting in person, please take the time now to review the accompanying materials and vote your shares by proxy.  Your vote is important.

The independent directors have unanimously recommended that the stockholders vote in favor of approving the Proposed Agreement.

Respectfully,

/s/ Martin J. Gruber

Martin J. Gruber

Chairman of the Board of Directors of The Japan Equity Fund, Inc.

STOCKHOLDERS ARE STRONGLY URGED TO VOTE THEIR SHARES OVER THE INTERNET OR VIA THE TOLL-FREE TELEPHONE NUMBER, AS DESCRIBED IN THE ACCOMPANYING MATERIALS.  AS AN ALTERNATIVE, PLEASE PROMPTLY SIGN AND MAIL THE ENCLOSED COPY OF PROXY CARD IN THE ENCLOSED RETURN ENVELOPE TO ENSURE A QUORUM AT THE MEETING.

YOUR VOTE IS IMPORTANT.

The Japan Equity Fund, Inc.

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
November [•], 2013

To the Stockholders of
The Japan Equity Fund, Inc.

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of The Japan Equity Fund, Inc. (the “Fund”) will be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on Thursday, December 19, 2013, at 10:00 a.m., New York time for the following purposes:

1. To approve an investment management agreement between the Fund and Aberdeen Asset Management Asia Limited.

2.  To transact such other business as may properly come before the Meeting or any adjournments thereof.

On or about November [•], 2013, the Fund mailed stockholders a paper copy of the Proxy Statement as well as a proxy card (the “Proxy Materials”), which you may complete, sign and return by mail.  A notice containing instructions on how to access the Proxy Materials via the internet (the “Notice of Internet Availability of Proxy Materials”) was also included in the Fund’s mailing to stockholders.  The Proxy Materials also provide you with instructions on how to cast your vote via the internet and a telephone number you may call to cast your vote.  As of the date of mailing of the Proxy Materials, all stockholders have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials.

The Fund’s Board of Directors has fixed the close of business on October 31, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

You are cordially invited to attend the Meeting.  Any stockholder who does not expect to attend the Meeting in person is requested to vote over the internet, by telephone or by completing, dating and signing the enclosed proxy card and returning it promptly.  You may nevertheless vote in person at the Meeting if you choose to attend.  Your vote is important.  The proxy is being solicited by the Fund’s Board of Directors.

By order of the Board of Directors,

/s/ Megan Kennedy

Megan Kennedy

Secretary and Vice President of the Fund

November [•], 2013

The Japan Equity Fund, Inc.

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of THE JAPAN EQUITY FUND, INC. (the “Fund”) for use at a Special Meeting (the “Meeting”) of Stockholders, to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on Thursday, December 19, 2013, at 10:00 a.m., New York time and at any adjournments thereof.

This Proxy Statement, enclosed proxy card and postage prepaid envelope in which to return your proxy card are first being mailed to stockholders on or about November [•], 2013.  The enclosed Notice of Internet Availability of Proxy Materials will instruct how you may access and review the important information contained in the proxy materials on the internet as well as how you may submit your proxy card via the internet.  You may also vote your shares via touchtone telephone by dialing 1-800-PROXIES (please call 1-718-921-8500 for calls from outside the United States).  Any stockholder giving a proxy in advance of the Meeting has the power to revoke it by mail (addressed to the Secretary of the Fund, c/o Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103) or in person at the Meeting by executing a superseding proxy or by submitting a notice of revocation to the Fund.  All properly executed proxy cards received in time for the Meeting will be voted as specified in the proxy card or, if no specification is made, for the Proposal.  Abstentions will have the effect of a vote AGAINST the Proposal.  Shares owned by any stockholder who attends the Meeting but does not cast a vote are included in the determination of the number of shares present at the Meeting and will also have the effect of a vote AGAINST the Proposal.

The Fund will furnish, without charge, a copy of its most recent Annual Report to any stockholder requesting such report.  Requests for the Annual Report should be made by writing to the Fund at the Fund’s principal executive offices, c/o Aberdeen Asset Management Inc. (“AAMI”), 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103, attention:  The Japan Equity Fund, Inc.: Shareholder Relations, or by calling toll-free at (866) 839-5205.

The Board has fixed the close of business on October 31, 2013 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.  Stockholders on the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights.  As of the Record Date, the Fund had outstanding [•] shares of common stock.

The Fund’s management knows of no business other than that mentioned in the Notice of Meeting, which will be presented for consideration at the Meeting.  If any other matter is properly presented, it is the intention of the persons named in the proxy card to vote in accordance with their best judgment.

It is essential that stockholders vote their shares.  Stockholders may vote their shares over the internet, by telephone or by completing, dating, signing and returning the enclosed paper proxy card using the enclosed envelope.  Stockholders are able to vote their shares over the internet at www.proxyvote.com.  The internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.  Stockholders will also be able to obtain the toll free number to vote their shares via touchtone telephone after viewing the proxy materials over the internet at https://secure.amstock.com/voteproxy/login2.asp.

THE FUND’S BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL.

The Proposal:  TO APPROVE A NEW INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE FUND AND ABERDEEN ASSET MANAGEMENT ASIA LIMITED

Background

After deliberations over the past several months, the Fund’s Board, including all of the directors who are not “interested persons” (as defined under the 1940 Act) of the Fund (the “Independent Directors”), approved a new investment management agreement (the “Proposed Agreement”) between the Fund and Aberdeen Asset Management Asia Limited (“Aberdeen”), a corporation organized under the laws of the Republic of Singapore and an investment adviser registered with the Securities and Exchange Commission (the “Commission”) under the Investment Advisers Act of 1940, as amended.  Aberdeen is a wholly owned subsidiary of Aberdeen Asset Management PLC (“Aberdeen PLC”).

In light of the Board’s concerns about several recent changes at the Fund’s current investment manager, Daiwa SB Investments (USA) Ltd. (the “Existing Investment Manager”), and at an affiliate of the Existing Investment Manager that provided services to the Fund, the Fund’s Board of Directors decided to review the continued retention of the Existing Investment Manager.  The Board decided to retain a consultant to assist the Board in reviewing possible alternatives to the Existing Investment Manager. The consultant conducted a performance review of several potential managers and submitted a report back to the Board on the results of its work.  Following review of this report, the Board arranged to obtain performance information on additional potential managers.  After reviewing all of the performance information that had been obtained, the Board decided to submit request for proposals (“RFPs”) to several of the potential managers, including the Existing Investment Manager and Aberdeen.  Some of those that received RFPs declined to respond; and at the end of the RFP process, the Board received responses from four potential managers.

The materials received from the four candidates were made available to the Board prior to its meeting in September 2013.  These materials discussed many different aspects of each candidate’s investment management capabilities, including its past performance, its portfolio management team, its investment process, its compliance function, its support services and its proposed fees.  At the September 2013 Board meeting, the Board decided to give further consideration to Aberdeen as a possible replacement for the Exiting Investment Manager.  Aberdeen was requested to provide additional information to the Board.  The additional information was considered by the Board at a meeting in October 2013.  At that meeting, the Board approved the engagement of Aberdeen as the Fund’s investment manager, subject to stockholder approval.

The Board, including the Independent Directors, has determined that the termination of the existing agreement with the Existing Investment Manager (the “Existing Agreement”) and the retention of Aberdeen as the Fund’s investment manager are in the best interests of the Fund and its stockholders.  If stockholders of the Fund do not approve the Proposed Agreement, the Fund will continue to exist as a registered investment management company that is managed in accordance with its stated investment objective and investment policies.  In addition, the Existing Investment Manager will continue to serve as the Fund’s investment manager under the Existing Agreement while the Board considers what, if any, steps to take in the best interests of the Fund.

Board Considerations

The Board, including the Independent Directors, approved the Proposed Agreement at a Board meeting on October 4, 2013.  The Board determined that the terms of the Proposed Agreement are fair and reasonable and that the Proposed Agreement is in the best interests of the Fund.  The Board believes that the scope and quality of services to be provided to the Fund under the Proposed Agreement will be at least equivalent to the scope and quality of services provided under the Existing Agreement.  To reach its determination, the Board considered its duties under the 1940 Act, as well as under the general principles of state law in reviewing and approving advisory contracts; the requirements of the 1940 Act; the fiduciary duty of investment advisers with respect to advisory agreements and compensation; the standards used by courts in determining whether investment company boards have fulfilled their duties; and the factors to be considered by the Board in voting on such agreements.

In light of the Board’s concerns about several recent changes at the Existing Investment Manager, and at an affiliate of the Existing Investment Manager that provided services to the Fund, the Fund’s Board of Directors decided to review the continued retention of the Existing Investment Manager.  At a series of in-person and telephonic meetings over the course of several months, the Board conducted a search process involving the review of several potential investment managers, including the Existing Investment Manager and Aberdeen.

The information for each candidate included an overview of the candidate’s credentials in the United States (particularly with regards to the candidate’s experience managing closed-end funds registered in the United States) and Asia and comparative data showing the performance of the Fund as compared to the performance of comparable funds managed by each investment manager.  During this time, the Board reviewed the one-, three- and five- year total return performance of the Fund as compared to the total return performance during the same periods of each potential investment manager, including Aberdeen.  The Board also compared the information ratio, tracking error and total assets that each candidate managed in Japanese equities.  Based on all the information provided to the Board, the Board concluded that Aberdeen had consistently outperformed the other investment manager candidates.  At the Board’s request, Aberdeen made a formal presentation to the Board at a meeting held on September 2, 2013.  Thereafter, the Board requested additional information from Aberdeen.  On October 4, 2013, the Board, all of whom are Independent Directors, had a meeting to discuss the detailed responses that Aberdeen had provided in response to this request.  The Independent Directors also considered a draft of the Proposed Agreement at this meeting.  At the conclusion of this meeting the Board unanimously approved the Proposed Agreement.

In reviewing the Proposed Agreement, the Board considered the nature, quality and extent of services to be provided by Aberdeen under the Proposed Agreement.  The Board reviewed the qualifications of the portfolio management team and other key personnel of Aberdeen and determined that they are each qualified to perform the services in an efficient and professional manner.  The Board also reviewed the services to be provided to the Fund by Aberdeen and its personnel.  The Board also considered the representations of Aberdeen that the Fund and its stockholders would benefit from Aberdeen’s extensive presence in Asia, as well as its core focus on regional and single-country investment vehicles.  In light of the information presented and the considerations made at the various Board meetings, the Board concluded that the nature, quality and extent of services to be provided to the Fund by Aberdeen under the Proposed Agreement are expected to be in the best interest of the Fund and its stockholders.

The Board also considered the management fees payable under the Proposed Agreement.  The Board noted that the management fees under the Proposed Agreement would be the same as the fees payable under the Existing Agreement.  The Board also noted that, once Aberdeen became the Fund’s investment manager, the Fund’s administrator, which is an affiliate of Aberdeen, would no longer charge the Fund a fee for providing compliances services.  The Board also reviewed the level of investment management fees proposed by Aberdeen relative to the fees charged to all other U.S. registered closed-end funds managed by Aberdeen or its affiliates (“Other Aberdeen Funds”) and fees charged by Aberdeen to other clients with assets invested in Japan.  The Board also reviewed the fees paid by comparable funds to other investment managers in the Japanese marketplace.  The Board reviewed not only the investment management fees, but other fees and expenses of the Fund and the Fund’s total expense ratio under the Existing Agreement and the Proposed Agreement.  The Board also considered the Fund’s expense ratio as compared to the expense ratios of Other Aberdeen Funds and other comparable funds.  The Board noted that the Proposed Agreement includes breakpoints.  The Board determined that the breakpoints in the Proposed Agreement (providing for two reductions in fee rate for average weekly assets of the Fund in excess of $20 million and $50 million) effectively address any potential economies of scale given the Fund’s current asset levels.  Based on the information presented on the fees under the Proposed Agreement, the Board concluded that the investment management fee to be charged by Aberdeen was reasonable and appropriate in light of the nature, quality and extent of services expected to be provided by Aberdeen and supported a decision to approve the Proposed Agreement.

The Board discussed whether Aberdeen was financially sound and had the resources necessary to fulfill its obligations under the Proposed Agreement.  The Board determined that the analysis of Aberdeen’s financial soundness and financial capability supported a decision to approve the Proposed Agreement.

In light of the information considered at the various Board meetings and the conclusions reached, the Board determined that the terms of the Proposed Agreement are fair and reasonable and that the approval of the Proposed Agreement, and the approval of Aberdeen as the Fund’s investment manager, is in the best interests of the Fund.  No single factor was determinative in the Board’s analysis.

Accordingly, the Board recommends that the Fund’s stockholders vote to approve the Proposed Agreement.

The Existing Agreement

The Existing Agreement is dated April 1, 1999 and was approved on September 16, 1999 by stockholders of the Fund in connection with a change in control of the Existing Investment Manager.  The continuation of the Existing Agreement has been approved annually by the Board since 2001.

Summary of the Existing and Proposed Agreements

A copy of the Proposed Agreement is attached hereto as Annex A.  Below is a brief comparison of certain terms of the Existing Agreement to the corresponding terms of the Proposed Agreement.  Most of the terms of the Proposed Agreement, including fees payable to Aberdeen by the Fund thereunder, are substantially the same in all material respects to the terms of the Existing Agreement; however the Proposed Agreement includes a new effective date.

Investment Management Services.  The Proposed Agreement provides for Aberdeen to provide substantially the same investment management services as provided under the Existing Agreement.  Aberdeen’s duties under the Proposed Agreement include managing the Fund’s investments, in accordance with the Fund’s stated investment objective, policies and limitations and subject to the supervision of the Board, and making investment decisions on behalf of the Fund including the selection of and placing of orders with brokers and dealers to execute portfolio transactions on behalf of the Fund.

Fees.  As was the case under the Existing Agreement, as compensation for its management and administrative services, Aberdeen will receive a monthly fee from the Fund under the Proposed Agreement.  The fee rates under the Proposed Agreement are the same as the rates under the Existing Agreements so long as Fund does not use leverage.  Aberdeen does not currently intend to have the Fund use leverage.  The Existing Agreement provides for a fee calculated at an annual rate of (1) 0.60% of the Fund’s average weekly net assets for the first U.S. $20 million, (2) 0.40% of the Fund’s average weekly net assets for the next U.S. $30 million and (3) 0.20% of the Fund’s average weekly net assets in excess of U.S. $50 million.  The fee under the Proposed Agreement would be calculated at an annual rate of (1) 0.60% of the Fund’s average weekly managed assets for the first U.S. $20 million, (2) 0.40% of the Fund’s average weekly managed assets for the next U.S. $30 million and (3) 0.20% of the Fund’s average weekly net assets in excess of U.S. $50 million.  For purposes of this calculation, “managed assets” means the total assets of the Fund, including assets attributable to investment leverage, minus all liabilities, but not excluding any liabilities or obligations attributable to leverage obtained by the Fund for investment purposes through (i) the issuance or incurrence of indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, and/or (iii) any other means, but not including any collateral received for securities loaned by the Fund.  The Fund paid an aggregate amount of $[•] in investment management fees to the Existing Investment Manager under the Existing Agreement during the 12 months ended October 31, 2013.  The Fund would have paid an aggregate amount of $[•] during the 12 months ended October 31, 2013 had the Proposed Agreement been in effect.

Fees to Affiliates of Aberdeen.  Aberdeen Asset Management Inc. (“AAMI”), an affiliate of Aberdeen, is the Fund’s administrator, pursuant to an agreement under which AAMI receives a fee, payable quarterly, at an annual rate of 0.20% of the first $60 million of the Fund’s average weekly net assets, 0.15% of the next $40 million and 0.10% of the excess over $100 million. During the 12 months ended October 31, 2013, AAMI earned $[•] from the Fund for administration fees.  During the last 12 months, AAMI also earned $75,000 from the Fund for services provided by AAMI staff in implementing the Fund’s compliance management system and the Fund’s compliance review program.

Termination of Investment Advisory Agreement.  Upon termination of the Existing Agreement, the advisory agreement (the “Advisory Agreement”) between the Existing Investment Manager and Daiwa SB Investments Ltd. (the “Adviser”) to provide advisory services to the Fund will automatically terminate.  Pursuant to the Advisory Agreement, the Existing Investment Manager paid 60 percent of the fees it received from the Fund during the 12 months ended October 31, 2013 to the Adviser.

Proposed Advisory Arrangement for Aberdeen. In rendering investment advisory services, Aberdeen may use the resources of investment advisor subsidiaries of Aberdeen PLC. These affiliates will enter into a memorandum of understanding and any other agreements required under local law with Aberdeen pursuant to which investment professionals from each affiliate may render portfolio management, research or trading services to clients of Aberdeen, including the Fund, as associated persons of Aberdeen, subject to supervision by Aberdeen.

Payment of Expenses.  As was the case under the Existing Agreement, the Proposed Agreement requires that Aberdeen bear all expenses of its employees (except for travel expenses incurred by employees of Aberdeen or its affiliates relating to attendance at meetings of the Board or the Fund’s stockholders) and overhead incurred by Aberdeen in connection with its duties under the Proposed Agreement.  Aberdeen will also pay all salaries and fees of the Fund’s directors and officers who are interested persons (as defined in the 1940 Act) of Aberdeen or its affiliates.  Under both the Existing and Proposed Agreements, the Fund bears all of its own expenses, including compensation of the directors of the Fund (other than those affiliated with Aberdeen) and any other expenses incurred by the Fund in connection with meetings of the Board; interest expense, taxes and other governmental fees; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund’s portfolio securities; expenses in connection with the offering of any securities issued by the Fund (including expenses of registering and qualifying the Fund’s securities with the Commission and in various states and foreign jurisdictions); auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; listing expenses; and the expenses of stockholders’ meetings and of the preparation and distribution of proxies and reports to the Fund’s stockholders.

Non-Exclusivity of Services.  As was the case for the Existing Investment Manager under the Existing Agreement, under the Proposed Agreement, Aberdeen and its affiliates are permitted to provide similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.  When other clients of Aberdeen desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among Aberdeen’s clients, including the Fund, in a manner that is fair and equitable in Aberdeen’s judgment in the exercise of its fiduciary obligations to the Fund and to such other clients.

Limitation of Liability.  As was the case under the Existing Agreement, the Proposed Agreement provides that Aberdeen will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Proposed Agreement relates, except for a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by Aberdeen of its obligations and duties under, the Proposed Agreement.

Term and Continuance.  The Existing Agreement had an initial term of two years and the Proposed Agreement has an initial term of two years.  As was the case under the Existing Agreement, the Proposed Agreement may be continued after the initial term for successive one-year periods if such continuance is specifically approved by the Board at least annually in the manner required by the 1940 Act and the rules and regulations thereunder.

Termination.  Each of the Existing Agreement and the Proposed Agreement provide that it will automatically terminate in the event of its assignment (as defined in the 1940 Act and the rules and regulations thereunder).  As was the case under the Existing Agreement, the Proposed Agreement may be terminated at any time without the payment of any penalty by a vote of a majority of the Fund’s Board or a majority of the outstanding voting securities upon at least 60 days’ written notice to Aberdeen.  While the Existing Agreement may be terminated by the Exiting Investment Manager upon 60 days written notice to the Fund, Aberdeen is required to give at least 90 days written notice of termination of the Proposed Agreement.

Additional Information about Aberdeen

Aberdeen is a subsidiary of Aberdeen PLC, an independent asset manager founded in 1983 and listed on the London Stock Exchange. Today, Aberdeen PLC has more than 2,000 staff including over 500 investment professionals in 32 offices in 24 countries. Aberdeen PLC is a pure stand-alone asset management company and manages more than $321 billion in assets as of August 31, 2013. Aberdeen has been managing Japanese portfolios since 1989 and has been investing in Asia since 1985. Aberdeen has experience in managing Asian and Japanese equities in both regional and single country mandates. Including global/regional allocations, as of June 30, 2013, Aberdeen managed:

• Asia-Pacific equities – $102.9 billion in assets, including

• Japanese equities -$7.2 billion in assets.

Currently, Aberdeen’s closed-end fund business includes 30 closed-end funds across the group (AUM $13.2bn) , including 15 North American closed-end funds (AuM $5.6bn).

The principal office of Aberdeen and the business address of each officer and director listed above is located at 21 Church Street, #01-01 Capital Square Two, Singapore 049480.  The principal office of Aberdeen PLC is located at 10 Queen’s Terrace, Aberdeen, United Kingdom AB10 1YG.

Aberdeen has extensive experience in managing Asian and Japanese equities in both regional and single country mandates. Aberdeen currently manages a Japanese equity fund, the Aberdeen Global — Japanese Equity Fund (“Aberdeen Japanese Equity Fund”), a Luxembourg open end fund (http://www.aberdeen-asset.lu/doc.nsf/Lit/FactsheetGlobalJapaneseEquity). The information on the website referred to in the prior sentence is not a part of or incorporated by reference into this proxy statement.

The Fund is expected to be managed utilizing the same investment strategy as that used for the Aberdeen Japanese Equity Fund. The Aberdeen Global — Japanese Equity Fund is not a U.S. registered investment company and is not subject to certain limitations, diversification requirements and other restrictions imposed under the Investment Company Act of 1940 and the Internal Revenue Code to which the Fund is subject and which, if applicable to the Aberdeen Global — Japanese Equity Fund, may have adversely affected its performance. The Aberdeen Global — Japanese Equity Fund is similar to the Fund in that both invest in equity securities of Japanese companies. In addition, the Fund and the Aberdeen Global — Japanese Equity Fund have differing fees and expenses. Shareholders of the Fund should not rely on the performance data of the Aberdeen Global — Japanese Equity Fund as an indication of the future performance of the Fund under Aberdeen’s management. This is not an offer to sell shares of the Aberdeen Global — Japanese Equity Fund, which is not offered for sale to U.S. persons and is not sold in the U.S.

The following officers of the Fund are officers and/or of AAMI, an affiliate of Aberdeen.

Name of Officer	Position with the Fund	Position with AAMI
Alan Goodson	Vice President	Vice President and Head of Product
Jeffrey Cotton	CFO, Vice President —Compliance	Director, Vice President and Head of Compliance—Americas
Andrea Melia	Treasurer	Vice President and Head of Fund Administration-U.S.
Megan Kennedy	Vice President, Secretary	Head of Product Management
Gary Marshall	Vice President	Director, Head of Americas and CEO
Jennifer Nichols	Vice President	Director, Vice President and Global Head of Legal
Christian Pittard	Vice President	Group Head of Product Development (Aberdeen Asset Management Ltd., an affiliate of AAMI)
Lucia Sitar	Vice President	Managing U.S. Counsel
John O’Keefe	Assistant Treasurer	Fund Administration Manager
Heather Hasson	Assistant Secretary	Senior Product Manager

None of the Fund’s directors is an officer, employee, director, general partner or stockholder of Aberdeen or owns securities or has any other material direct or indirect interest in Aberdeen or any other person controlling, controlled by or under common control with Aberdeen.  A list of the principal executive officer and directors of Aberdeen, their positions with Aberdeen and their principal occupations are set forth below.

Name of Officer	Position with Aberdeen	Principal Occupation
Hugh Young	Managing Director	Global Head of Equities
Martin Gilbert	Director	Chief Executive Officer (Aberdeen PLC)
Chong Yoon Chou	Director	Investment Director
Corinne Cheok Yu-Lin	Director	Head of Distribution, Asia Pacific
Low Hon-Yu	Director	Director
Patrick James Justin Corfe	Director	Marketing Director
Nicholas Phillip Hugh Hadow	Director	Director, Business Development
Donald Roy Amstad	Director	Director, Business Development
Anthony John Michael	Director	Head of Fixed Income — Asia Pacific
Kang Puay Ju	Director	Head of Property — Asia Pacific
Ian Robert Macdonald	Director	Director
Li-Nee Foo	Chief Compliance Officer	Head of Compliance, Singapore

Quorum and Required Vote

A quorum of stockholders is required to take action at the Meeting.  A majority of the shares of the Fund entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting.  The inspectors of election, on behalf of the Fund, will determine whether or not a quorum is present at the Meeting.  The inspectors of election will treat abstentions as present for purposes of determining a quorum.

Approval of the Proposed Agreement requires the vote of a “majority of the outstanding voting securities” of the Fund.  Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (1) 67% or more of the shares of the Fund entitled to vote present in person or by proxy at the Meeting if the holders of more than 50% of the outstanding shares entitled to vote are present in person or represented by proxy; or (2) more than 50% of the outstanding shares entitled to vote.  Abstentions will have the effect of votes AGAINST the Proposal.

CURRENT INVESTMENT MANAGER, INVESTMENT ADVISER AND ADMINISTRATOR OF THE FUND

Daiwa SB Investments (USA) Ltd. serves as the investment manager to the Fund and its principal office is located at 32 Old Slip, 11th Floor, New York, New York 10005. Daiwa SB Investments Ltd. serves as the investment adviser to the Fund and its principal office is located at Kasumigaseki Common Gate West Tower, 2-1, Kasumigaseki 3-Chome, Chiyoda-ku, Tokyo 100-0013, Japan.  Aberdeen Asset Management Inc. serves as the administrator to the Fund and its principal office is located at 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires the Fund’s officers and Directors, and persons who own more than ten percent of a registered class of the Fund’s equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange.  The Fund believes that its officers and Directors have complied with all applicable filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Principal Holders.  Set forth below is information with respect to persons who, to the knowledge of the management of the Fund, owned beneficially more than 5% of the Fund’s outstanding shares as of October 21, 2013. The information is based on publicly available Schedule 13D, Schedule 13G and Schedule 13F disclosures filed with the Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
1607 Capital Partners, LLC, 4991 Lake Brook Drive, Suite 125 Glen Allen, VA 23060	2,335,195	(1)	16.48%

Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, NY 10112	2,377,322	(2)	16.77%

(1)                     The above information is based on a Schedule 13F filed with the Commission for the quarter ended June 30, 2013, which indicates that 1607 Capital Partners, LLC has sole voting power and sole dispositive power with respect to its 2,335,195 shares.

(2)                     The above information is based on a Schedule 13F filed with the Commission for the quarter ended June 30, 2013, which indicates that Lazard Asset Management LLC has sole voting power and sole dispositive power with respect to its 2,377,322 shares.

Security Ownership of Management.  As of the Record Date, the Fund’s Directors and officers owned, in the aggregate, less than 1% of the Fund’s outstanding shares of common stock.

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone by officers of the Fund or personnel of AAMI.  The Fund has retained AST Fund Solutions, LLC to assist in the proxy solicitation.  The fee for such services is estimated at $5,000, plus reimbursement of expenses.  The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund’s officers or agents in person or by telephone will be borne by the Fund.  The Fund will reimburse banks, brokers and other persons holding the Fund’s shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

It is important that you promptly submit your vote as a stockholder of the Fund.  In the event that sufficient votes in favor of the proposal set forth in the Notice of the Meeting for the Fund are not received by December 19, 2013, the persons named as attorneys in the proxy card may propose one or more adjournments of the Fund’s Meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Fund’s Meeting to be adjourned.  The persons named as attorneys in the proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made.  They will vote against any such adjournment those proxies required to be voted against such proposal.  The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder of the Fund intended to be included in the proxy materials for the 2014 annual meeting of stockholders of the Fund must be received by the Fund, c/o Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, PA, 19103, not later than December 30, 2013.

The Fund’s By-laws require that any proposal by a stockholder of the Fund intended to be presented at a meeting of stockholders must be received by the Fund, c/o Aberdeen Asset Management Inc., 1735 Market Street, 32rd Floor, Philadelphia, Pennsylvania 19103, not earlier than 90 days prior and not later than 60 days prior to June 10, 2014. prior to such meeting of stockholders.

By order of the Board of Directors,

/s/ Megan Kennedy

Megan Kennedy

Secretary and Vice President of the Fund

c/o Aberdeen Asset Management Inc.
1735 Market Street, 32nd Floor,
Philadelphia, Pennsylvania 19103
November [•], 2013

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ANNEX A

FORM OF MANAGEMENT AGREEMENT
THE JAPAN EQUITY FUND, INC.
MANAGEMENT AGREEMENT
DATED AS OF      , 2013

AGREEMENT between The Japan Equity Fund, Inc. (the “Fund”), a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and Aberdeen Asset Management Asia Limited, a Singapore corporation (“AAMAL” or the “Investment Manager”).

WHEREAS, the Fund is a closed-end management investment company; and

WHEREAS, the Fund engages in the business of investing its assets in the manner and in accordance with its stated current investment objective and restrictions;

WHEREAS, the Fund desires to retain the Investment Manager to furnish certain investment advisory services, as described herein;

WHEREAS, the Investment Manager represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.  Obligations.

1.1  The Investment Manager will manage, in accordance with the Fund’s stated investment objective, policies and limitations and subject to the supervision of the Fund’s Board of Directors, the Fund’s investments and will make investment decisions on behalf of the Fund including the selection of and placing of orders with brokers and dealers to execute portfolio transactions on behalf of the Fund.  The Investment Manager shall give the Fund the benefit of the Investment Manager’s best judgment and efforts in rendering services under this Agreement.

1.2  The Fund will pay the Investment Manager a fee at the annual rate of 0.60% of the Fund’s average weekly Managed Assets for the first $20 million of average weekly Managed Assets; 0.40% for average weekly Managed Assets between $20 million and $50 million; and 0.20% for average weekly Managed Assets in excess of $50 million.  For purposes of this calculation, “Managed Assets” of the Fund shall mean total assets of the Fund, including assets attributable to investment leverage, minus all liabilities, but not excluding any liabilities or obligations attributable to leverage obtained by the Fund for investment purposes through (i) the issuance or incurrence of indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, and/or (iii) any other means, but not including any collateral received for securities loaned by the Fund.  Such compensation shall be determined at the end of each week and payable at the end of each calendar month.

1.3  In rendering the services required under this Agreement, the Investment Manager may, at its expense, employ, consult or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement.  However, the Investment Manager may not retain any person or company that would be an “investment adviser,” as that term is defined in the 1940 Act, to the Fund unless (i) the Fund is a party to the contract with such person or company and (ii) such contract is approved by a majority of the Fund’s Board of Directors and a majority of Directors who are not parties to any agreement or contract with such person or company and who are not “interested persons,” as defined in the 1940 Act, of the Fund, the Investment Manager, or any such person or company retained by the Investment Manager, and is approved by the vote of a majority of the outstanding voting securities of the Fund to the extent required by the 1940 Act.

2.  Expenses.  The Investment Manager shall bear all expenses of its employees, except as provided in the following sentence, and overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund’s Directors and officers who are interested persons (as defined in the 1940 Act) of the Investment

Manager or its affiliates.  The Fund will bear all of its own expenses, including:  expenses of organizing the Fund; listing expenses; fees of the Fund’s Directors who are not interested persons (as defined in the 1940 Act) of any other party; out-of-pocket expenses for all Directors and officers of the Fund, including travel expenses incurred by the Investment Manager’s employees or employees of the Investment Manager’s affiliates, who serve as Directors and officers of the Fund, or a fraction thereof, to the extent such expenses relate to attendance at meetings of Directors and shareholders; and other expenses incurred by the Fund in connection with meetings of Directors and shareholders; interest expense; taxes and governmental fees including any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund’s portfolio securities; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund’s shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; and the expenses of shareholders’ meetings and of the preparation and distribution of proxies and reports to shareholders.

3.  Liability.  The Investment Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

4.  Services Not Exclusive.  It is understood that the services of the Investment Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager or any affiliate, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.  When other clients of the Investment Manager desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among the Investment Manager’s clients, including the Fund, in a manner that is fair and equitable in the judgment of the Investment Manager in the exercise of its fiduciary obligations to the Fund and to such other clients.

5.  Duration and Termination.  This Agreement shall be effective as of the date first above written and continue for a two year period.  Thereafter, if not sooner terminated, this Agreement continues for successive periods of twelve months thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund’s Board of Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) the vote of a majority of the outstanding voting securities of the Fund, or (b) the vote of a majority of the Fund’s entire Board of Directors.  Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the Fund’s Board of Directors or a majority of the outstanding voting securities of the Fund upon at least sixty (60) days’ written notice to the Investment Manager or by the Investment Manager upon at least ninety (90) days’ written notice to the Fund.  This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

6.  Representations of the Investment Manager.  The Investment Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940 and holds a Capital Markets Services Licence issued by with the Monetary Authority of Singapore, and will promptly advise the Fund of any change or prospective change in the status of those registrations.

7.  Proxy Voting.  The Investment Manager may exercise or procure the exercise of any voting rights or other powers and discretion conferred on the registered holder or the beneficial owner of any securities in the Fund.  Provided always that all voting rights attached to interests held in Oversea-Chinese Banking Corporation Limited and Hong Leong Finance Limited shall be retained with the Fund and the Fund shall instruct the custodian directly on all voting matters related therein.

8.  Miscellaneous.

8.1  This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act and any rules, regulations and orders thereunder.

8.2  This Agreement may not be amended by either party hereto without the prior written consent of the other party.

8.3  The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

8.4  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to that extent, the provisions of this Agreement shall be deemed to be severable.

8.5  Nothing herein shall be construed as constituting the Investment Manager an agent of the Fund.

8.6  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

THE JAPAN EQUITY FUND, INC.

By:

Name:

Title:

ABERDEEN ASSET MANAGEMENT ASIA LIMITED

By:

Name:

Title:

THE JAPAN EQUITY FUND, INC.

c/o Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103

Proxy Solicited on Behalf of the Board of Directors for the
Special Meeting of Stockholders on
December 19, 2013

The undersigned stockholder of The Japan Equity Fund, Inc. (the “Fund”) hereby appoints Martin J. Gruber and Leonard B. Mackey, Jr., or either of them, proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Special Meeting of Stockholders of the Fund, to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, at 10.00 a.m., New York time, and at any and all adjournments thereof, according to the number of votes the undersigned would be entitled to cast if personally present.

The shares represented by this proxy card will be voted in accordance with the instructions given by the undersigned stockholder, but if no instructions are given, this proxy card will be voted IN FAVOR OF the Proposal as set forth in this proxy card.  In addition, this proxy card will be voted, in the discretion of such proxies, upon such other business as may properly come before the Meeting or any adjournment thereof.  The undersigned hereby revokes any and all proxies with respect to such Shares heretofore given by the undersigned.  The undersigned acknowledges receipt of the Proxy Statement dated November [•], 2013.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF

THE JAPAN EQUITY FUND, INC.

December 19, 2013

INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting and proxy statement are available at

http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14193

Please sign, date and mail your proxy
card in the envelope provided as
soon as possible.

Please detach along perforated line and mail in the
envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	To approve an investment management agreement with Aberdeen Asset Management Asia Limited.

☐	FOR

☐	AGAINST

☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space to the left.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.